Exhibit 10.1

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made as of May 24, 2007 by and between Valassis Communications, Inc. (the “Corporation”) and Barry P. Hoffman (the “Executive”).

WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of March 18, 1992, as amended on December 19, 1995, December 12, 1997, December 9, 1998, December 16, 1999, June 5, 2000 and March 14, 2001, December 20, 2001, June 26, 2002, January 8, 2004 and December 21, 2004 (the “Employment Agreement”); and

WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement to reflect an increase in the Executive’s Annual Base Salary.

NOW THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

1. The first sentence of Section 3(a) of the Employment Agreement shall be amended to read as follows:

“The Executive’s Annual Base Salary (“Annual Base Salary”), payable on a biweekly basis, shall be at the annual rate of not less than $390,000 effective January 1, 2005 until June 30, 2007 which shall be adjusted to $403,650, effective July 1, 2007.”

2. All other terms of the Employment Agreement shall remain in full force and effect.

3. This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Alan F. Schultz
Name:	Alan F. Schultz
Title:	Chief Executive Officer

/s/ Barry P. Hoffman
Barry P. Hoffman